As filed with the Securities and Exchange Commission on March 1, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
 _________________
ELLIE MAE, INC.
(Exact name of registrant as specified in its charter)

Delaware
 (State or other jurisdiction of incorporation or organization)

94-3288780
(IRS Employer Identification No.)

4420 Rosewood Drive, Suite 500
Pleasanton, California 94588
(Address of Principal Executive Offices) (Zip Code)
_________________

2011 Equity Incentive Award Plan
Employee Stock Purchase Plan
(Full title of the plan)
_________________
Brian Brown
Executive Vice President & General Counsel
Ellie Mae, Inc.
4420 Rosewood Drive, Suite 500
Pleasanton, California 94588
(Name and address of agent for service)

(925) 227-7000
(Telephone number, including area code, of agent for service)

Copies to: Jon C. Avina Calise Y. Cheng Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the Employee Stock Purchase Plan	348,942 (2)	$84.16 (4)	$29,366,958.72	$3,559.28
Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the 2011 Equity Incentive Award Plan	1,744,711 (3)	$99.01 (5)	$172,743,836.11	$20,936.56

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Employee Stock Purchase Plan (the “ESPP”) and the 2011 Equity Incentive Award Plan (the “2011 Plan”) by reason of any stock dividend, stock split, recapitalization or similar transactions effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)	Represents 348,942 additional shares of common stock reserved for future issuance under the ESPP.

(3)	Represents 1,744,711 additional shares of common stock reserved for future issuance under the 2011 Plan.

(4)
Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of 85% of $99.01, the average of the high and low prices of the registrant’s common stock as reported on the New York Stock Exchange on February 25, 2019. Pursuant to the ESPP, the purchase price of the shares of the registrant’s common stock reserved for issuance thereunder will be at least 85% of the lower of the fair market value of the registrant’s common stock on the first trading day of the purchase period or on the exercise date.

(5)
Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) of the Securities Act, based upon the average of the high and low prices of the registrant’s common stock as reported on the New York Stock Exchange on February 25, 2019.

REGISTRATION OF ADDITIONAL SECURITIES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed for the purpose of registering an additional (i) 348,942 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s Employee Stock Purchase Plan and (ii) 1,744,711 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2011 Equity Incentive Award Plan, which are the same class as those securities previously registered on effective Forms S-8 filed with the Securities and Exchange Commission on March 1, 2018 (File No. 333-223360), February 22, 2017 (File No. 333-216158), February 25, 2016 (File No. 333-209720), February 10, 2015 (File No. 333-201998), February 7, 2014 (File No. 333-193831), January 25, 2013 (File No. 333-186213), and February 2, 2012 (File No. 333-179318), and the contents of those Registration Statements, as amended, or as modified or superseded pursuant to Rule 412 under the Securities Act, are incorporated by reference into this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed on March 1, 2019;

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above (other than the portions of these documents not deemed to be filed); and

(c) The description of the Registrant’s common stock which is contained in a registration statement on Form 8-A filed on May 31, 2012 (File No. 001-35140) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than the portions of these documents not deemed to be filed) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

EXHIBIT INDEX

The following documents are filed as exhibits to this Registration Statement.

Exhibit No.	Description of Exhibit

4.1	Form of Ellie Mae, Inc.’s Common Stock Certificate. (incorporated by reference to Exhibit 4.1 from Ellie Mae, Inc.’s registration statement on Form S-1/A filed on February 17, 2011)

5.1	Opinion of Cooley LLP.

23.1	Consent of Grant Thornton LLP, independent registered public accounting firm.

23.2	Opinion of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see the signature page to this Registration Statement on Form S-8).

99.1	Ellie Mae, Inc. 2011 Equity Incentive Award Plan. (incorporated by reference to Exhibit 10.5 from Ellie Mae, Inc.’s registration statement on Form S-8 filed on May 25, 2011)

99.2	Ellie Mae, Inc. Employee Stock Purchase Plan. (incorporated by reference to Exhibit 10.8 from Ellie Mae, Inc.’s registration statement on Form S-8 filed on May 25, 2011)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on this 1st day of March, 2019.

ELLIE MAE, INC. By: /s/Jonathan H. Corr Name: Jonathan H. Corr Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Jonathan H. Corr and Daniel Madden, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/JONATHAN H. CORR Jonathan H. Corr	Chief Executive Officer and Director (principal executive officer)	March 1, 2019
/s/DANIEL MADDEN Daniel Madden	Chief Financial Officer (principal financial and accounting officer)	March 1, 2019
/s/SIGMUND ANDERMAN Sigmund Anderman	Executive Chairman and Director	March 1, 2019
/s/KAREN BLASING Karen Blasing	Director	March 1, 2019
/s/CARL BUCCELLATO Carl Buccellato	Director	March 1, 2019
/s/ CRAIG DAVIS Craig Davis	Director	March 1, 2019
/s/A. BARR DOLAN A. Barr Dolan	Director	March 1, 2019
/s/ROBERT J. LEVIN Robert J. Levin	Director	March 1, 2019
/s/MARINA LEVINSON Marina Levinson	Director	March 1, 2019
/s/JEB SPENCER Jeb Spencer	Director	March 1, 2019
/s/RAJAT TANEJA Rajat Taneja	Director	March 1, 2019